UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

REMY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Patrick C. Mobouck, Vice President and Managing Director of Europe, is no longer with Remy International Inc. (the “Company”) effective September 29, 2006. The Company has offered Mr. Mobouck a Severance Agreement and General Release (the “Offer”).

The Offer includes the following material terms:

•	Mr. Mobouck will receive severance payment $1,150,800 (908,000 Euros) in six equal monthly installments.

•	Mr. Mobouck will receive an additional $126,700 (100,000 Euros), to be paid in April 2007.

•	Mr. Mobouck will receive a payment equal to earned bonus for the period January 1, 2006 to September 29, 2006.

•	Mr. Mobouck will also receive executive outplacement services.

The above is a brief summary of the Offer and does not purport to be complete.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 4, 2006, Remy International Inc. announces the appointment of Philippe James as President and Managing Director of Europe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2006	REMY INTERNATIONAL, INC.

	By:	/S/ Amitabh Rai
	Name:	Amitabh Rai
	Title:	Vice President and Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated October 4, 2006, Remy International Inc. announces the appointment of Philippe James as President and Managing Director of Europe.